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                                                                    EXHIBIT 99.5

                CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Subscription Agent:

  The undersigned securities dealer, commercial bank, broker, trust company or other nominee holder of Rights (as defined below) hereby certifies that it is
the holder of record ("Record Date Holder") of              shares of Common
Stock, no par value (the "Common Stock"), of Ventura County National Bancorp (the "Company") on behalf of certain beneficial owners as of the close of
business on               , 1995, the record date for the offering (the "Record
Date") of up to            shares of Common Stock pursuant to transferable
subscription rights ("Rights"), as described in the Company's Prospectus dated
            , 1995, a copy of which the undersigned has received.

  The undersigned further certifies that                    beneficial owners
on whose behalf it held, as of the close of business on the Record Date, shares of Common Stock registered in the name of the undersigned, are each entitled to one additional Right as the Company has agreed that, in lieu of fractional Rights, the number of Rights to which a beneficial owner would otherwise be entitled will be rounded up to the next whole number and, accordingly, the undersigned requests that a Subscription Right Certificate
evidencing               additional Rights be issued to it. The undersigned
further certifies that each such beneficial owner is a bona fide beneficial owner of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide the Company or its designee with such additional information as the Company deems necessary to verify the foregoing and acknowledges that the Subscription Agent must receive this Certification and Request for Additional Rights, properly completed, no later than 5:00 p.m.
Pacific Time, on           , 1995, after which time no new Subscription Right
Certificates will be issued.


                             --------------------------------------------------
                             Name of Record Date Holder

                             By: ______________________________________________
                             Name: ____________________________________________
                             Title: ___________________________________________
                             Address: _________________________________________
                             __________________________________________________
                             Telephone Number: ________________________________
                             DTC Participant Number: __________________________
                             Dated: ___________________________________  , 1995